EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in Registration Statement Nos. 333-89434 and 333-88386 of Taser International, Inc. on Forms S-8 and S-3, respectively, of our report dated March 3, 2004 appearing in this Annual Report on Form 10-KSB of Taser International, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP
/s/Deloitte & Touche LLP

Phoenix, Arizona
March 3, 2004